UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2004

SEMCO Energy, Inc. (Exact name of registrant as specified in its chapter)

Michigan (State or other jurisdiction of incorporation)	001-15565 (Commission File Number)	38-2144267 (IRS Employer Identification No.)

28470 13 Mile Road, Ste. 300, Farmington Hills, Michigan (Address of principal executive offices)	48334 (Zip Code)

Registrant's telephone number, including area code: 248-702-6000

__________________________________________________________ (Former name or former address, if changed since last report)

Item 5.       Other Events.

SEMCO Energy, Inc. today notified Atlas Pipeline Partners L.P. that SEMCO was terminating the Purchase and Sale Agreement, dated September 16, 2003, relating to the proposed sale by SEMCO of Alaska Pipeline Company to Atlas. The parties failed to receive the approvals relative to the transaction required by the agreement from the Regulatory Commission of Alaska within the nine-month timeframe for closing contemplated by the agreement.

Atlas claims that SEMCO has breached the agreement and has sought to initiate the dispute resolution process provided for under the agreement which involves binding arbitration if the parties are unable otherwise to resolve their dispute. SEMCO firmly believes that it has not breached the agreement and will defend vigorously against any claims to the contrary should the dispute resolution process proceed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Dated: July 1, 2004	By:	/s/ Mark T. Prendeville

Mark T. Prendeville Vice President and General Counsel

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